Exhibit 4(a)13

Entergy Corporation

REMARKETING AGREEMENT

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

This Agreement is dated as of December 20, 2005 (this "Agreement") by and among Entergy Corporation, a Delaware corporation (the "Company"), Citigroup Global Markets Inc., as the reset agent and the remarketing agent (collectively, the "Remarketing Agent"), and The Bank of New York, not individually but solely as Purchase Contract Agent (the "Purchase Contract Agent") and as attorney-in-fact of the holders of Purchase Contracts (as defined in the Purchase Contract and Pledge Agreement referred to below).

    Definitions.

    Capitalized terms used and not defined in this Agreement shall have the meanings set forth in the Purchase Contract and Pledge Agreement, dated as of December 20, 2005, among the Company, the Purchase Contract Agent and JPMorgan Chase Bank, N.A., as Collateral Agent, Custodial Agent and Securities Intermediary, as amended from time to time (the "Purchase Contract and Pledge Agreement").

      As used in this Agreement, the following terms have the following meanings:

    "Agreement" has the meaning specified in the first paragraph of this Remarketing Agreement.

    "Commencement Date" has the meaning specified in Section 3.

    "Commission" means the Securities and Exchange Commission.

    "Company" has the meaning specified in the first paragraph of this Remarketing Agreement.

    "Disclosure Package" means (x) the Statutory Prospectus, (y) the Issuer Free Writing Prospectuses, if any, agreed to, in writing, by the Company and the Remarketing Agent, and (z) any other Free Writing Prospectus, if any, agreed to, in writing, by the Company and the Remarketing Agent.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

    "Free Writing Prospectus" means a free writing prospectus, as defined in Rule 405 under the Securities Act.

    "Final Remarketing" has the meaning specified in Section 2(c).

    "Final Remarketing Date" has the meaning specified in Section 2(c).

    "indemnified party" has the meaning specified in Section 7(c).

    "indemnifying party" has the meaning specified in Section 7(c).

    "Issuer Free Writing Prospectus" means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act.

    "Optional Remarketing" has the meaning specified in Section 2(b).

    "Optional Remarketing Date" has the meaning specified in Section 2(b).

    "Preliminary Prospectus" means any preliminary prospectus included as part of the Registration Statement prior to the time the Registration Statement became effective or any preliminary prospectus or preliminary prospectus supplement provided by the Company for use by the Remarketing Agent in connection with the Remarketing of the Remarketed Senior Notes on or prior to the Optional Remarketing Date, if any, or a Final Remarketing Date, in each case, including the documents incorporated or deemed to be incorporated by reference therein as of the date of such preliminary prospectus or preliminary prospectus supplement; and any reference to any amendment or supplement to such preliminary prospectus or preliminary prospectus supplement, if permitted by the rules and regulations under the Securities Act, shall be deemed to refer to and include any documents filed after the date of such preliminary prospectus or preliminary prospectus supplement under the Exchange Act and incorporated or deemed to be incorporated by reference in such preliminary prospectus or preliminary prospectus supplement.

    "Prospectus" means the prospectus or prospectus supplement constituting a part of the Registration Statement relating to the Remarketed Senior Notes, including the documents incorporated or deemed to be incorporated by reference therein as of the date of such prospectus or prospectus supplement in the form transmitted for filing to the Commission after the effective date of the Registration Statement pursuant to Rule 424 under the Securities Act; and any reference to any amendment or supplement to such prospectus or prospectus supplement, if permitted by the rules and regulations under the Securities Act, shall be deemed to refer to and include any documents filed after the date of such prospectus or prospectus supplement, under the Exchange Act, and incorporated or deemed to be incorporated by reference in such prospectus or prospectus supplement.

    "Purchase Contract and Pledge Agreement" has the meaning specified in Section 1(a).

    "Registration Statement" means a registration statement under the Securities Act prepared by the Company and filed with the Commission relating to, inter alia, the Remarketing of the Remarketed Senior Notes pursuant to Section 5(a) hereunder, including all exhibits thereto and the documents incorporated or deemed to be incorporated by reference in the prospectus contained in such registration statement, and any pre-effective or post-effective amendments thereto.

    "Remarketed Senior Notes" means, with respect to all Remarketings during any Applicable Remarketing Period, the aggregate Senior Notes underlying the Pledged Applicable Ownership Interests in Senior Notes and the Separate Senior Notes, if any, subject to Remarketing as identified to the Remarketing Agent by the Purchase Contract Agent and the Custodial Agent, respectively, in each case promptly after 5:00 p.m., New York City time, on the Business Day immediately preceding the first day of such Applicable Remarketing Period in accordance with the Purchase Contract and Pledge Agreement and shall include: (a) the Senior Notes underlying the Pledged Applicable Ownership Interests in Senior Notes of the Holders of Corporate Units who have not effected a Collateral Substitution, Early Settlement or a Cash Merger Early Settlement prior to the second Business Day immediately preceding the first day of such Applicable Remarketing Period, and, in the case of a Final Remarketing, Holders of Corporate Units who have not notified the Purchase Contract Agent prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the first day of the Final Remarketing Period of their intention to effect a Cash Settlement of the related Purchase Contracts pursuant to the terms of the Purchase Contract and Pledge Agreement or who have so notified the Purchase Contract Agent but failed to make the required cash payment prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the first day of the Final Remarketing Period, and (b) the Separate Senior Notes of the holders of Separate Senior Notes, if any, who have elected to have their Separate Senior Notes remarketed in such Remarketing prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the first day of such Applicable Remarketing Period, pursuant to the terms of the Purchase Contract and Pledge Agreement.

    "Remarketing" means the remarketing of the Remarketed Senior Notes pursuant to this Remarketing Agreement on any Remarketing Date occurring during an Optional Remarketing Period, if any, and on any Remarketing Date during the Final Remarketing Period.

    "Remarketing Fee" has the meaning specified in Section 4.

    "Remarketing Materials" means the Registration Statement, the Preliminary Prospectus, the Statutory Prospectus, the Prospectus or any other information furnished by the Company to the Remarketing Agent for distribution to investors in connection with the Remarketing.

    "Remarketing Settlement Date" means (a) in the case of a Successful Optional Remarketing occurring during the Optional Remarketing Period from November 3, 2008 to November 13, 2008, November 17, 2008, (b) in the case of a Successful Optional Remarketing occurring during the Optional Remarketing Period from December 1, 2008 to December 11, 2008, the third Business Day following the date of such Successful Optional Remarketing, and (b) in the case of a Final Remarketing, the Purchase Contract Settlement Date.

    "Reset Rate" has the meaning specified in Section 2(d).

    "Securities" has the meaning specified in Section 9.

    "Senior Notes" means the series of notes designated the Senior Notes, Series A of the Company issued pursuant to the Supplemental Indenture.

    "Statutory Prospectus" means, as of any time, the prospectus or prospectus supplement relating to the Remarketed Senior Notes that is included as part of the Registration Statement immediately prior to that time, including the documents incorporated or deemed to be incorporated by reference therein.

    "Transaction Documents" means this Agreement, the Purchase Contract and Pledge Agreement and the Supplemental Indenture, in each case as amended or supplemented from time to time.

    "Underwriting Agreement" has the meaning specified in Section 3(a).

    Appointment and Obligations of the Remarketing Agent.

    The Company hereby appoints Citigroup Global Markets Inc. as the exclusive Remarketing Agent, and, subject to the terms and conditions set forth herein, Citigroup Global Markets Inc. hereby accepts appointment as Remarketing Agent, for the purpose of (i) remarketing the Remarketed Senior Notes on behalf of the holders thereof, (ii) determining, in consultation with the Company, in the manner provided for herein and in the Purchase Contract and Pledge Agreement and the Supplemental Indenture, the Reset Rate for the Senior Notes, and (iii) performing such other duties as are assigned to the Remarketing Agent in the Transaction Documents.

      Unless a Special Event Redemption or a Termination Event has occurred prior to such date, if the Company elects to conduct a remarketing of the Senior Notes during the Optional Remarketing Period (an "Optional Remarketing") pursuant to the Purchase Contract and Pledge Agreement, the Remarketing Agent shall use its reasonable efforts to remarket the Remarketed Senior Notes at the Remarketing Price on a date or dates selected by the Company during the Optional Remarketing Period (each, an "Optional Remarketing Date"). For the avoidance of doubt, the Company shall determine in its sole discretion if and when to attempt an Optional Remarketing.
      In the case there is no Successful Optional Remarketing during either Optional Remarketing Period (either because the Remarketing Agent is unable to remarket the Senior Notes at the Remarketing Price or because a condition precedent to the Remarketing has not been satisfied) or no Optional Remarketing occurs during either Optional Remarketing Period, and unless a Special Event Redemption or a Termination Event has occurred prior to such date, on a date or dates during the Final Remarketing Period selected by the Company (each, a "Final Remarketing Date"), the Remarketing Agent shall use its reasonable efforts to remarket (the "Final Remarketing") the Remarketed Senior Notes at the Remarketing Price. It is understood and agreed that the Remarketing on any Final Remarketing Date will be considered successful and no further attempts will be made if the resulting proceeds are at least equal to the Remarketing Price.
      In connection with each Remarketing, the Remarketing Agent shall determine, in consultation with the Company, the rate per annum, rounded to the nearest one-thousandth (0.001) of one percent per annum, that the Senior Notes should bear (the "Reset Rate") in order for the Remarketed Senior Notes to have an aggregate market value equal to at least the Remarketing Price and that in the sole reasonable discretion of the Remarketing Agent will enable it to remarket all of the Remarketed Senior Notes at no less than the Remarketing Price in such Remarketing; provided that such rate shall not exceed the maximum interest rate permitted by applicable law.
      If, by 4:00 p.m., New York City time, on the applicable Remarketing Date, (1) the Remarketing Agent is unable to remarket all of the Remarketed Senior Notes, other than to the Company, at the Remarketing Price pursuant to the terms and conditions hereof or (2) the Remarketing did not occur on such Remarketing Date because one of the conditions set forth in Section 6 hereof was not satisfied, a Failed Remarketing shall be deemed to have occurred, and the Remarketing Agent shall advise by telephone the Depositary, the Purchase Contract Agent, the Collateral Agent and the Company.  Whether or not there has been a Failed Remarketing will be determined in the sole reasonable discretion of the Remarketing Agent. In the event of a Failed Remarketing, the applicable interest rate on the Senior Notes will not be reset, and will continue to be the Coupon Rate set forth in the Supplemental Indenture.
      In the event of a Successful Remarketing, by approximately 4:30 p.m., New York City time, on the applicable Remarketing Date, the Remarketing Agent shall advise, by telephone (promptly confirmed in writing in the case of clause (1)):
        the Depositary, the Purchase Contract Agent, the Trustee and the Company of the Reset Rate determined by the Remarketing Agent in such Remarketing and the principal amount of Remarketed Senior Notes sold in such Remarketing;
        each purchaser (or the Depositary Participant thereof) of Remarketed Senior Notes of the Reset Rate and the principal amount of Remarketed Senior Notes such purchaser is to purchase;
        each such purchaser (if other than a Depositary Participant) to give instructions to its Depositary Participant to pay the purchase price on the Remarketing Settlement Date in same day funds against delivery of the Remarketed Senior Notes purchased through the facilities of the Depositary; and
        each such purchaser (or Depositary Participant thereof) that the Remarketed Senior Notes will not be delivered until the Remarketing Settlement Date, and that if such purchaser wishes to trade the Remarketed Senior Notes that it has purchased prior to the third Business Day preceding the Remarketing Settlement Date, such purchaser will have to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement.
      The proceeds from a Successful Remarketing (i) with respect to the Senior Notes underlying the Applicable Ownership Interests in Senior Notes that are components of the Corporate Units shall be paid to the Collateral Agent in accordance with Section 5.02 of the Purchase Contract and Pledge Agreement and (ii) with respect to the Separate Senior Notes, shall be paid to the Custodial Agent for payment to the holders of such Separate Senior Notes in accordance with Section 5.02 of the Purchase Contract and Pledge Agreement.
      The right of each holder of Remarketed Senior Notes to have such Remarketed Senior Notes remarketed and sold on any Remarketing Date shall be subject to the conditions that (i) (A) the Remarketing Agent conducts any Optional Remarketing, or (B) in the case of a Final Remarketing, that no Successful Optional Remarketing has occurred, each pursuant to the terms of this Agreement and the Purchase Contract and Pledge Agreement, (ii) neither a Special Event Redemption nor a Termination Event has occurred prior to such Remarketing Date, (iii) the Remarketing Agent is able to find a purchaser or purchasers for Remarketed Senior Notes at the Remarketing Price based on the Reset Rate, and (iv) such purchaser or purchasers on the Remarketing Settlement Date of the Remarketed Senior Notes deliver the purchase price therefor to the Remarketing Agent as and when required.
      It is understood and agreed that the Remarketing Agent shall not have any obligation whatsoever to purchase any Remarketed Senior Notes, whether in the Remarketing or otherwise, and shall in no way be obligated to provide funds to make payment upon tender of Remarketed Senior Notes for Remarketing or to otherwise expend or risk its own funds or incur or to be exposed to financial liability in the performance of its duties under this Agreement.  Neither the Company nor the Remarketing Agent, nor any agent of either, shall be obligated in any case to provide funds to make payment upon tender of the Remarketed Senior Notes for Remarketing.
    Representations and Warranties of the Company.

    The Company represents and warrants (except as may be adapted as necessary to relate to the Remarketed Senior Notes and to the Remarketing Materials, if any, or to any changed circumstances or events occurring subsequent to the date of this Agreement, such adaptations being reasonably acceptable to counsel to the Remarketing Agent), (i) on and as of the date any Remarketing Materials are first distributed in connection with any Remarketing (the "Commencement Date"), (ii) on and as of the Applicable Remarketing Date and (iii) on and as of the Remarketing Settlement Date, that:

      Each of the representations and warranties of the Company as set forth in Sections 3(a) through 3(c), Sections 3(k) through 3(l), Sections 3(n) through 3(o), Section 3(p)(i), Section 3(q) and Sections 3(s) through 3(t)(i) of the Underwriting Agreement dated December 14, 2005 (the "Underwriting Agreement") among the Company and Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc., as Representatives of the Underwriters identified in Schedule II thereto, is true and correct as if made on each of the dates specified above; provided that for purposes of this Section 3(a), any reference in such sections of the Underwriting Agreement to (i) the "Registration Statement", the "Prospectus", the "Statutory Prospectus", the "Disclosure Package" and the "Preliminary Prospectus" shall be deemed to refer to the correlative terms as defined herein, (ii) the "Closing Date" shall be deemed to refer to the Remarketing Settlement Date, (iii) the "Securities" shall be deemed to refer to the Remarketed Senior Notes, and (iv) "this Underwriting Agreement" shall be ignored.
      The Registration Statement has been declared effective by the Commission; and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.
      At the time of filing of the Registration Statement and as of the Applicable Remarketing Date and the Remarketing Settlement Date, the Company was not and will not be an "ineligible issuer" (as defined in Rule 405 under the Securities Act). The documents incorporated or deemed to be incorporated by reference in the Preliminary Prospectus and the Prospectus, on the date filed with the Commission pursuant to the Exchange Act, complied in all material respects with the applicable provisions of the Exchange Act and the rules and regulations of the Commission thereunder or pursuant to said rules and regulations will be deemed to comply therewith; and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated or deemed to be incorporated by reference in the Preliminary Prospectus or the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission, will comply in all material respects to the requirements of the Exchange Act or pursuant to said rules and regulations will be deemed to comply therewith. As of the latest date any part of the Registration Statement became, or is deemed to have become, effective by the Commission under the Securities Act, the Registration Statement did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the time that any Preliminary Prospectus is delivered to the Remarketing Agent for its use in remarketing the Remarketed Senior Notes, such Preliminary Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the time the Prospectus is delivered to the Remarketing Agent for its use in making confirmations of sales of the Remarketed Senior Notes and as of the Remarketing Settlement Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and, on said dates and at such times, the documents then incorporated or deemed to be incorporated by reference in the Prospectus, when read together with the Prospectus, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this paragraph (c) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agent or on behalf of the Remarketing Agent specifically for use in connection with the preparation of the Registration Statement, the Preliminary Prospectus, or the Prospectus or to any statements in or omissions from the statement of eligibility of the Trustee on Form T-1 under the TIA filed as an exhibit to the Registration Statement (the "Statement of Eligibility").
      The Registration Statement as of the latest date any part of the Registration Statement became effective, or is deemed to have become effective by the Commission under the Securities Act, complied (and the Preliminary Prospectus and the Prospectus, if any, and any further amendments or supplements to the Registration Statement or the Prospectus, when they become effective or are filed with the Commission, as the case may be, will comply) in all material respects to the requirements of the Securities Act.
      No consent, approval, authorization, filing with or order of any court or governmental agency or body is required for the Remarketing or the consummation by the Company of the transactions contemplated by the Transaction Documents except such as may be or have been obtained under the Securities Act, the TIA and the Public Utility Holding Company Act of 1935 and such as may be required under the blue sky laws of any jurisdiction in connection with the Remarketing.
      The Company is not required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.
      As of the Applicable Remarketing Date, the Disclosure Package, and each electronic roadshow agreed to in writing by the Company and the Remarketing Agent, when taken together with the Disclosure Package, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package made in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agent or on behalf of the Remarketing Agent specifically for use in connection with the preparation of the Disclosure Package.
      Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 5(b) hereof does not include any information that conflicts with the information contained in the Registration Statement, the Prospectus or the Statutory Prospectus, including any document incorporated or deemed to be incorporated by reference therein that has not been superseded or modified. If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will notify promptly the Remarketing Agent so that any use of the Disclosure Package may cease until it is amended or supplemented. The foregoing two sentences do not apply to statements in or omissions from the Disclosure Package in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agent or on behalf of the Remarketing Agent specifically for use in connection with the preparation of the Disclosure Package.
    Fees.

    In the event of a Successful Remarketing of the Remarketed Senior Notes, the Company shall pay the Remarketing Agent a remarketing fee to be agreed upon in writing by the Company and the Remarketing Agent prior to any such Remarketing (the "Remarketing Fee").  Such Remarketing Fee shall be paid by the Company on the Remarketing Settlement Date in cash by wire transfer of immediately available funds to an account designated by the Remarketing Agent.

    Covenants of the Company.

    The Company covenants and agrees as follows:

      to prepare the Registration Statement, and the Prospectus, in a form approved by the Remarketing Agent, to file any such Prospectus pursuant to the Securities Act within the period required by the Securities Act and the rules and regulations thereunder and to use commercially reasonable efforts to cause the Registration Statement to be declared effective by the Commission prior to the second Business Day immediately preceding the applicable Remarketing Date;
      to prepare a final term sheet, containing solely a description of final terms of the Remarketed Senior Notes and the offering thereof, in a form approved by the Remarketing Agent and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule. Such term sheet shall be an Issuer Free Writing Prospectus and the prior written consent of the parties hereto shall be deemed to have been given in respect of such Issuer Free Writing Prospectus;
      to file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Company or the Remarketing Agent, be required by the Securities Act or requested by the Commission;
      to advise the Remarketing Agent, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Remarketing Agent with copies thereof;
      to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a Prospectus is required (but for Rule 172 under the Securities Act) in connection with the offering or sale of the Remarketed Senior Notes;
      to advise the Remarketing Agent, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of any of the Remarketed Senior Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information, and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;
      to furnish promptly to the Remarketing Agent such copies of the following documents as the Remarketing Agent shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits); (B) the Preliminary Prospectus and any amended or supplemented Preliminary Prospectus; (C) the Disclosure Package; (D) the Prospectus and any amended or supplemented Prospectus; and (E) any document incorporated by reference in the Disclosure Package (excluding exhibits thereto);
      during such period of time as the Remarketing Agent is required by law to deliver a prospectus (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) after a Remarketing Date, if any event relating to or affecting the Company, or of which the Company shall be advised by the Remarketing Agent in writing, shall occur which in the Company's opinion should be set forth in a supplement or amendment to the Prospectus or the Disclosure Package in order to make the Prospectus or the Disclosure Package not misleading in the light of the circumstances when it (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) is delivered to a purchaser of the Remarketed Senior Notes, the Company will amend or supplement the Prospectus or the Disclosure Package by preparing and filing with the Commission and furnishing to the Remarketing Agent a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Prospectus or the Disclosure Package, so that, as supplemented or amended, the Prospectus or the Disclosure Package will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) or the Disclosure Package is delivered to a purchaser, not misleading. Unless such event relates solely to the activities of the Remarketing Agent (in which case the Remarketing Agent shall assume the expense of preparing any such amendment or supplement), the expenses of complying with this Section 5(h) shall be borne by the Company;
      the Company will not file any amendment to the Registration Statement or any supplement to the Prospectus or the Disclosure Package, without prior notice to the Remarketing Agent and to Pillsbury Winthrop Shaw Pittman LLP ("Counsel for the Remarketing Agent"), or any such amendment or supplement to which said Counsel shall reasonably object on legal grounds in writing;
      the Company will make generally available to its security holders, as soon as practicable, an earning statement (which need not be audited) covering a period of at least twelve months beginning after the "effective date of the registration statement" within the meaning of Rule 158 under the Securities Act, which earning statement shall be in such form, and be made generally available to security holders in such a manner, as to meet the requirements of the last paragraph of Section 11(a) of the Securities Act and Rule 158 under the Securities Act;
      to take such action as the Remarketing Agent may reasonably request in order to qualify the Remarketed Senior Notes for offer and sale under the securities or "blue sky" laws of such jurisdictions as the Remarketing Agent may reasonably request; provided that in no event shall the Company be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;
      to pay: (1) the costs incident to the preparation and filing of the Registration Statement and any post-effective amendments thereto; (2) the qualification of the Securities under the blue sky laws of various jurisdictions in an amount not to exceed $3,500; (3) the printing and delivery to the Remarketing Agent of reasonable quantities of copies of the Registration Statement, the preliminary (and any supplemental) blue sky survey, any Preliminary Prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendment or supplement thereto, except as otherwise provided in paragraph (g) of this Section 5; (4) the costs of filings or other notices (if any) with or to, as the case may be, the National Association of Securities Dealers, Inc. (the "NASD") in connection with its review of the terms of the offering, (5) all other costs and expenses incident to the performance of the obligations of the Company hereunder and the Remarketing Agent hereunder; and (6) the reasonable fees and expenses of counsel to the Remarketing Agent in connection with its duties hereunder;
      to furnish the Remarketing Agent with such information and documents as the Remarketing Agent may reasonably request in connection with the transactions contemplated hereby, and to make reasonably available to the Remarketing Agent and any accountant, attorney or other advisor retained by the Remarketing Agent such information that parties would customarily require in connection with a due diligence investigation conducted in accordance with applicable securities laws and to cause the Company's officers, directors, employees and accountants to participate, to the extent requested, in all such discussions and to supply all such information reasonably requested by any such Person in connection with such investigation; and
      the Company agrees that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Remarketing Agent, and the Remarketing Agent agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Remarketed Senior Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act, other than the final term sheet prepared and filed pursuant to Section 5(b) hereto, under the Securities Act; any such Free Writing Prospectus consented to by the Remarketing Agent or the Company is hereinafter referred to as a "Permitted Free Writing Prospectus." The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including, if applicable, in respect of timely filing with the Commission, legending and record keeping.
    Conditions to the Remarketing Agent's Obligations.

    The obligations of the Remarketing Agent hereunder shall be subject to the following conditions:

      The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act prior to 5:30 P.M., New York City time, on the second Business Day following its use by the Remarketing Agent, or such other time and date as may be agreed upon by the Company and the Remarketing Agent.
      No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall be in effect at or prior to the Remarketing Settlement Date; no proceedings for such purpose or pursuant to Section 8A of the Securities Act against the Company or relating to the offering of the Remarketed Senior Notes shall be pending before, or, to the knowledge of the Company or the Remarketing Agent, threatened by, the Commission on the Remarketing Date;
      There shall not have occurred any of the following: (a)(i) trading in the securities of the Company or generally shall have been suspended or limited on the New York Stock Exchange by the NYSE, the Commission or other governmental authority, (ii) minimum or maximum ranges for prices shall have been generally established on the New York Stock Exchange by The New York Stock Exchange, Inc., the Commission or other governmental authority, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearing services in the United States shall have occurred, (iv) any material outbreak or escalation of hostilities or any calamity or crisis that, in the judgment of the Remarketing Agent, is material and adverse, or (v) any material adverse change in financial, political or economic conditions in the United States or elsewhere shall have occurred and (b) in the case of any of the events specified in clauses (a)(i) through (v), such event singly or together with any other such event makes it, in the judgment of the Remarketing Agent, impracticable or inadvisable to proceed with the Remarketing or to enforce contracts for the sale of any of the Remarketed Senior Notes.
      The representations and warranties of the Company contained herein shall be true and correct on and as of the applicable Remarketing Date and the Remarketing Settlement Date, and the Company, the Purchase Contract Agent and the Collateral Agent shall have performed all covenants and agreements contained herein or in the Purchase Contract and Pledge Agreement to be performed on their part at or prior to such Remarketing Date and such Remarketing Settlement Date.
      The Company shall have furnished to the Remarketing Agent a certificate, dated the applicable Remarketing Settlement Date, of the President, a Vice President, the Treasurer or an Assistant Treasurer of the Company stating that: (1) no order suspending the effectiveness of the Registration Statement, or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or prohibiting the sale of the Remarketed Senior Notes is in effect, and no proceedings for such purpose are pending before or, to the knowledge of such officer, threatened by the Commission; (2) the representations and warranties of the Company in Section 3 hereof are true and correct on and as of the applicable Remarketing Settlement Date and the Company has performed in all material respects all covenants and agreements contained herein to be performed on its part at or prior to such Remarketing Settlement Date; and (3) the Registration Statement, as of the latest date any part of the Registration Statement became, or is deemed to have become, effective by the Commission under the Securities Act, and the Remarketing Materials, as of their respective dates, did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus does not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
      On the applicable Remarketing Date and the related Remarketing Settlement Date, the Remarketing Agent shall have received a letter addressed to the Remarketing Agent and dated such date, in form and substance satisfactory to the Remarketing Agent, of the independent registered public accountants of the Company, containing statements and information of the type ordinarily included in accountants' "comfort letters" with respect to certain financial information contained in the Remarketing Materials, if any.
      Counsel for the Company reasonably acceptable to the Remarketing Agent shall have furnished to the Remarketing Agent its or their opinion or opinions, addressed to the Remarketing Agent and dated the applicable Remarketing Settlement Date, in form and substance reasonably satisfactory to the Remarketing Agent addressing such matters as are set forth in such counsel's opinion or opinions furnished pursuant to Section 7(d) of the Underwriting Agreement, adapted as necessary to relate to the Remarketed Senior Notes and to the Remarketing Materials, if any, or to any changed circumstances or events occurring subsequent to the date of this Agreement, such adaptations being reasonably acceptable to counsel to the Remarketing Agent.
      Counsel for the Remarketing Agent shall have furnished to the Remarketing Agent its opinion, addressed to the Remarketing Agent and dated the applicable Remarketing Settlement Date, in form and substance reasonably satisfactory to the Remarketing Agent.
      Subsequent to the Commencement Date and prior to the applicable Remarketing Settlement Date, there shall not have occurred any downgrading, withdrawal or suspension in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act that currently has publicly released a rating of the Company's securities and no such organization shall have publicly announced that it has under surveillance or review, with negative implications, its rating of any of the Company's securities.
    Indemnification.

    The Company shall indemnify, defend and hold harmless the Remarketing Agent and each person who controls the Remarketing Agent within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages or liabilities to which the Remarketing Agent may become subject under the Securities Act or any other statute or common law and shall reimburse the Remarketing Agent and any such controlling person for any legal or other expenses (including to the extent hereinafter provided, reasonable counsel fees) incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any actions, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon (i) (A) the failure to have an effective registration statement under the Securities Act relating to the Remarketed Senior Notes or the failure to either satisfy the prospectus delivery requirements of the Securities Act because the Company failed to provide the Remarketing Agent with an updated prospectus for delivery in accordance with applicable law or satisfy the requirements of Rule 172 under the Securities Act, (B) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as amended or supplemented, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Prospectus, the Statutory Prospectus, any Issuer Free Writing Prospectus, as each may be amended or supplemented, or any other Remarketing Materials or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) any breach by the Company of any representation or warranty or failure by the Company to comply with any obligation set forth herein, (iii) any and all other losses, actions, claims, damages, liabilities or expenses that otherwise arise out of or are based upon or asserted against the Remarketing Agent by any person in connection with or as a result of the Remarketing Agent acting as such pursuant to this Agreement or any other matter referred to in this Agreement except to the extent that the losses, claims, damages, liabilities, expenses or actions referred to in this clause (iii) have been determined in a final unappealable judicial proceeding to have resulted from the Remarketing Agent's gross negligence, bad faith or willful misconduct in performing the services that are the subject of this Agreement; provided, however, that in the case of clause (i)(B) above, the Company shall not be liable and shall not indemnify and hold harmless in any such case the Remarketing Agent to the extent that any such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon any untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by the Remarketing Agent specifically for use in connection with the preparation of the Registration Statement, any Preliminary Prospectus, the Prospectus, the Statutory Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any thereof or arise out of, or are based upon, statements in or omissions from the Statement of Eligibility.

      The Remarketing Agent shall indemnify, defend and hold harmless the Company, its directors and officers and each person who controls the foregoing within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act or any other statute or common law and shall reimburse each of them for any legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) incurred by them in connection with investigating any such losses, claims, damages or liabilities or in connection with defending any action, insofar as such losses, claims, damages, liabilities, expenses or actions arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as amended or supplemented, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Prospectus, the Statutory Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case, if, but only if, such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by the Remarketing Agent specifically for use in connection with the preparation of the Registration Statement, any Preliminary Prospectus, the Prospectus, the Statutory Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement thereto.
      In case any action shall be brought, based upon the Registration Statement, any Preliminary Prospectus, the Prospectus, the Statutory Prospectus or any Issuer Free Writing Prospectus, against any party in respect of which indemnity may be sought pursuant to either of the preceding paragraphs, such party (hereinafter called the "indemnified party") shall promptly notify the party or parties against whom indemnity shall be sought hereunder (hereinafter called the "indemnifying party") in writing, and the indemnifying party shall have the right to participate at its own expense in the defense of any such action or, if it so elects, to assume (in conjunction with any other indemnifying party) the defense thereof, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses. If the indemnifying party shall elect not to assume the defense of any such action, the indemnifying party shall reimburse the indemnified party for the reasonable fees and expenses of any counsel retained by such indemnified party. Such indemnified party shall have the right to employ separate counsel in any such action in which the defense has been assumed by the indemnifying party and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel has been specifically authorized by the indemnifying party or (ii) the named parties to any such action (including any impleaded parties) include each of such indemnified party and the indemnifying party and such indemnified party shall have been advised by such counsel that a conflict of interest between the indemnifying party and such indemnified party may arise and for this reason it is not desirable for the same counsel to represent both the indemnifying party and the indemnified party (it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for such indemnified party (plus any local counsel retained by such indemnified party in its reasonable judgment)). The indemnified party shall be reimbursed for all such fees and expenses as they are incurred. The indemnifying party shall not be liable for any settlement of any such action effected without its consent, but if any such action is settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity has or could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.
      If the indemnification provided for under subsections (a) or (b) in this Section 7 is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Remarketing Agent from the Remarketing of the Remarketed Senior Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Remarketing Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Remarketing Agent, on the other hand, in connection with the Remarketing shall be deemed to be in the same proportions as the aggregate principal amount of the Remarketed Senior Notes less the Remarketing Fee on the one hand and the Remarketing Fee on the other hand bear to the aggregate principal amount of the Remarketed Senior Notes.  The relative fault of the Company on the one hand and the Remarketing Agent on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Remarketing Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

    The Company and the Remarketing Agent agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable to an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), the Remarketing Agent shall not be required to contribute any amount in excess of the amount by which the Remarketing Fee exceeds the amount of any damages that the Remarketing Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

    Resignation and Removal of the Remarketing Agent.

    The Remarketing Agent may resign and be discharged from its duties and obligations hereunder, and the Company may remove the Remarketing Agent, by giving 30 days' prior written notice, in the case of a resignation, to the Company and the Purchase Contract Agent and, in the case of a removal, to the removed Remarketing Agent and the Purchase Contract Agent.

    In any such case, the Company will use commercially reasonable efforts to appoint a successor Remarketing Agent and enter into a remarketing agreement (or an appropriate amendment to this Agreement) with such person as soon as reasonably practicable.  The provisions of Section 7 shall survive the resignation or removal of any Remarketing Agent pursuant to this Agreement.

    Dealing in Securities.

    The Remarketing Agent, when acting as a Remarketing Agent or in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold and deal in any of the Remarketed Senior Notes, Corporate Units, Treasury Units or any of the securities of the Company (together, the "Securities").  The Remarketing Agent may exercise any vote or join in any action which any beneficial owner of such Securities may be entitled to exercise or take pursuant to the Indenture with like effect as if it did not act in any capacity hereunder.  The Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder.

    Remarketing Agent's Performance; Duty of Care.

    The duties and obligations of the Remarketing Agent hereunder shall be determined solely by the express provisions of this Agreement and the other Transaction Documents. No implied covenants or obligations of or against the Remarketing Agent shall be read into this Agreement or any of the other Transaction Documents. In the absence of bad faith on the part of the Remarketing Agent, the Remarketing Agent may conclusively rely upon any document furnished to it, as to the truth of the statements expressed in any of such documents. The Remarketing Agent shall be protected in acting upon any document or communication reasonably believed by it to have been signed, presented or made by the proper party or parties except as otherwise set forth herein. The Remarketing Agent shall have no obligation to determine whether there is any limitation under applicable law on the Reset Rate on the Senior Notes or, if there is any such limitation, the maximum permissible Reset Rate on the Senior Notes, and it shall rely solely upon written notice from the Company (which the Company agrees to provide prior to the eighth Business Day before the applicable Remarketing Date) as to whether or not there is any such limitation and, if so, the maximum permissible Reset Rate. The Remarketing Agent, acting under this Agreement, shall incur no liability to the Company or to any holder of Remarketed Senior Notes in its individual capacity or as Remarketing Agent for any action or failure to act, on its part in connection with a Remarketing or otherwise, except if such liability is judicially determined to have resulted from its failure to comply with the material terms of this Agreement or bad faith, gross negligence or willful misconduct on its part. The provisions of this Section 10 shall survive the termination of this Agreement and shall survive the resignation or removal of any Remarketing Agent pursuant to this Agreement.

    Survival of Certain Representations and Obligations.

    Any other provision of this Agreement to the contrary notwithstanding, (a) the indemnity and contribution agreements contained in Section 7 hereof, and the representations and warranties and other agreements of the Company and the Remarketing Agent contained in this Agreement shall remain in full force and effect regardless of (i) any investigation made by or on behalf of the Remarketing Agent or by or on behalf of the Company or its directors or officers, or any of the other persons referred to in Section 7 hereof and (ii) acceptance of and payment for the Remarketed Senior Notes, and (b) the indemnity and contribution agreements contained in Section 7 shall remain operative and in full force and effect regardless of any termination of this Agreement.

    Termination.

    This Agreement shall automatically terminate (i) as to the Remarketing Agent on the effective date of the resignation or removal of the Remarketing Agent pursuant to Section 8 hereof and (ii) on the earlier of (x) any Special Event Redemption Date, (y) the occurrence of a Termination Event and (z) the Business Day immediately following the Remarketing Settlement Date.  If this Agreement is terminated pursuant to any of the other provisions hereof, except as otherwise provided herein, the Company shall not be under any liability to the Remarketing Agent and the Remarketing Agent shall not be under any liability to the Company, except that if this Agreement is terminated by the Remarketing Agent because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Remarketing Agent for all of its out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by it. Notwithstanding any termination of this Agreement, in the event there has been a Successful Remarketing, the obligations set forth in Section 4 hereof shall survive and remain in full force and effect until all amounts payable under said Section 4 shall have been paid in full.  In addition, Sections 7 and 10 hereof shall survive the termination of this Agreement or the resignation or removal of the Remarketing Agent.

    Miscellaneous.

    THE RIGHTS AND DUTIES OF THE PARTIES TO THIS REMARKETING AGREEMENT SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CHOICE OF LAW PRINCIPLES THAT MIGHT CALL FOR THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION. This Agreement shall become effective when a fully executed copy hereof is delivered to the Remarketing Agent by the Company. This Agreement may be executed in any number of separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which, taken together, shall constitute but one and the same agreement. This Agreement shall inure to the sole benefit of each of the Company, the Remarketing Agent, and the Purchase Contract Agent, except that with respect to the provisions of Section 7 hereof, such provisions shall also be deemed to be for the benefit of each director, officer and other persons referred to in Section 7 hereof, and their respective successors. Should any part of this Agreement for any reason be declared invalid, such declaration shall not affect the validity of any remaining portion, which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated. Nothing herein is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of any provision in this Agreement. The term "successor" as used in this Agreement shall not include any purchaser, as such purchaser, of any Securities from the Remarketing Agent.

    Notices.

    All communications hereunder shall be in writing and, if to the Remarketing Agent, shall be delivered or sent by mail, telex or facsimile transmission to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel (fax: 212-816-7912); if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the Company, 500 Clinton Center Drive, Clinton, Mississippi, 39056, Attention: Treasurer (Fax: 832-681-3218); and if to the Purchase Contract Agent, shall be delivered or sent by mail or facsimile transmission to The Bank of New York, c/o The Bank of New York Trust Company, N.A., 10161 Centurion Parkway, Jacksonville, FL 32256 Attention: Corporate Trust Administration (Fax: 904-645-1997). Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

    Counterparts.

    This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

    Headings.

    The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

    Severability.

    If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provisions of any constitution, statute, rule or public policy or for any other reason, then, to the extent permitted by law, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstance or jurisdiction, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatsoever.

    Amendments.

    This Agreement may be amended by an instrument in writing signed by the parties hereto.  Each of the Company and the Purchase Contract Agent agrees that it will not enter into, cause or permit any amendment or modification of the Transaction Documents or any other instruments or agreements relating to the Applicable Ownership Interests in Senior Notes, the Senior Notes or the Corporate Units that would in any way adversely affect the rights, duties and obligations of the Remarketing Agent, without the prior written consent of the Remarketing Agent.

    Successors and Assigns.

Except in the case of a succession pursuant to the terms of the Purchase Contract and Pledge Agreement, the rights and obligations of the Company hereunder may not be assigned or delegated to any other Person without the prior written consent of the Remarketing Agent.  The rights and obligations of the Remarketing Agent hereunder may not be assigned or delegated to any other Person (other than an affiliate of the Remarketing Agent) without the prior written consent of the Company.

If the foregoing correctly sets forth the agreement by and among the Company, the Remarketing Agent and the Purchase Contract Agent, please indicate your acceptance in the space provided for that purpose below.

[SIGNATURES ON THE FOLLOWING PAGE]

Very truly yours,

ENTERGY CORPORATION

By: /s/ Steven C. McNeal
Name: Steven C. McNeal
Title: Vice President and Treasurer

CONFIRMED AND ACCEPTED:

CITIGROUP GLOBAL MARKETS INC.,
as Remarketing Agent

By: /s/ David Blackford
Name: David Blackford
Title: Vice President

THE BANK OF NEW YORK,
not individually, but solely as Purchase
Contract Agent and as attorney-in-fact for
the Holders of the Purchase Contracts

By: /s/ Robert A. Massimillo
Name: Robert A. Massimillo
Title: Vice President